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                                                                    EXHIBIT 21.1

                       RENAL CARE GROUP, INC. SUBSIDIARIES


1.       RCG Mississippi, Inc.
2.       Renal Care Group of the Midwest, Inc.
3.       Renal Care Group Texas, Inc.
4.       RCG University Division, Inc.
5.       Renal Care Group of the Southeast, Inc.
6.       Renal Care Group East, Inc.
7.       Renal Care Group Arizona, Inc.
8.       Northeast Alabama Kidney Clinic, Inc.
9.       Dialysis Management Corporation
10.      RCG PA Merger Corp.
11.      RenaLab, Inc.
12.      RCG Finance, Inc.
13.      RenalPartners, Inc.
14.      RenalNet, Inc.
15.      R.C.G. Supply Company
16.      STAT Dialysis Corporation
17.      Angleton Dialysis, Inc.
18.      Brazoria Kidney Center, Inc.
19.      Fondren Dialysis Clinic, Inc.
20.      Wharton Dialysis, Inc.
21.      KDCO, Inc.
22.      Little Rock Dialysis, Inc.
23.      Jefferson County Dialysis, Inc.
24.      Lawton Dialysis, Inc.
25.      Northwest Dialysis, Inc.
26.      Four State Regional Dialysis Center, Inc.
27.      Fort Scott Regional Dialysis Center, Inc.
28.      Miami Regional Dialysis Center, Inc.
29.      Renal Care Group Michigan, Inc.
30.      Renal Care Group Northwest, Inc.
31.      Michigan Home Dialysis Center, Inc.
32.      RenalNet Arizona, Inc.
33.      SSKG Inc.
34.      Dialysis Centers of America -- Illinois, Inc.
35.      Renal Care Group Alaska, Inc.
36.      Renal Care Group Southwest Holdings, Inc.
37.      Renal Care Group Ohio, Inc.
38.      Physicians Dialysis Company, Inc.
39.      Diabetes Care Group, Inc.
40.      Dialysis Licensing Corp.
41.      RCGIH, Inc.
42.      Renal Care Group of the South, Inc.
43.      Wound Care Group, Inc.
44.      RenalPartners Foundation, Inc.
45.      Dialysis Associates of Northeast Ohio, Inc.
46.      NNA of Oklahoma, Inc.
47.      NNA of Georgia, Inc.
48.      NNA of Alabama, Inc.
49.      NNA Management Company of Kentucky, Inc.
50.      National Nephrology Associates Management Company of Texas, Inc.
51.      NNA of Nevada, Inc.
52.      RCG Credit Corporation
53.      NNA of Toledo, Inc.
54.      NNA of Rhode Island, Inc.
55.      NNA Properties of New Jersey, Inc.
56.      NNA Properties of Kentucky, Inc.
57.      NNA Properties of Tennessee, Inc.
58.      NNA Transportation Services Corporation
59.      NNA Management Company of Louisiana, Inc.
60.      Renex Corp.
61.      Renex Management Services, Inc.
62.      Dialysis Services of Atlanta, Inc.
63.      Renex Dialysis Clinic of Penn Hills, Inc.
64.      Renex Dialysis Clinic of Shaler, Inc.
65.      Renex Dialysis Clinic of Doylestown, Inc.
66.      Renex Dialysis Clinic of Amesbury, Inc.
67.      Renex Dialysis Clinic of North Andover, Inc.
68.      Renex Dialysis Clinic of South Georgia, Inc.
69.      Renex Dialysis Clinic of Creve Couer, Inc.
70.      Renex Dialysis Clinic of Bridgeton, Inc.
71.      Renex Dialysis Clinic of Union, Inc.
72.      Renex Dialysis Clinic of St. Louis, Inc.
73.      Renex Dialysis Clinic of Bloomfield, Inc.
74.      Renex Dialysis Homecare of Greater St. Louis Inc.
75.      Renex Dialysis Clinic of Maplewood, Inc.
76.      Renex Dialysis Clinic of University City, Inc.
77.      Renex Dialysis Facilities, Inc.
78.      Renex Dialysis Clinic of Orange, Inc.
79.      Renex Dialysis Clinic of Philadelphia, Inc.
80.      Renex Dialysis Clinic of Pittsburgh, Inc.
81.      Renex Dialysis Clinic of Woodbury, Inc.
82.      Renex Dialysis Clinic of Tampa, Inc.
83.      RCG Indiana, LLC
84.      Stuttgart Dialysis, LLC
85.      Kentucky Renal Care Group, LLC
86.      Renal Care Group Southwest, L.P.
87.      RCG West Health Supply, L.C.
88.      Kidney Disease Centers of the Ozarks, LLC


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89.      Southern Ocean County Dialysis Clinic, LLC
90.      Renal Institute of Central Jersey, LLC
91.      Saint Louis Renal Care, LLC
92.      Saint Louis Supply Company, LLC
93.      Ohio Renal Care Group, LLC
94.      Ohio Renal Care Supply Company, LLC
95.      Elyria Renal Care, LLC
96.      RCG Columbus, L.L.C.
97.      Summit Renal Care, LLC
98.      Wisconsin Renal Care Group, L.L.C.
99.      Brownsville Kidney Center, Ltd.
100.     El Paso Kidney Center East, Ltd.
101.     Renal Care Group Beaumont, L.P.
102.     RCG/Saint Luke's, LLC
103.     Hutchison Dialysis, LLC
104.     RCG Brandon, LLC
105.     RCG Southaven, LLC
106.     RCG of Lake Village, LLC
107.     Renal Care Group Tupelo, LLC
108.     RCG  Martin, LLC
109.     RCG Memphis, LLC
110.     RCG Whitehaven, LLC
111.     RCG Marion, LLC
112.     Renal Care Group Central Memphis, LLC
113.     RCG Memphis East, LLC
114.     RCG Tunica, LLC
115.     RCG Memphis South, LLC
116.     Renal Care Group-Harlingen, L.P.
117.     Renal Care Group South New Mexico, LLC
118.     Overland Trails Renal Care Group, LLC
119.     Pacific Northwest Renal Services, LLC
120.     THC/PNRS, LLC
121.     Inland  Northwest Renal Care Group, LLC
122.     Three Rivers Dialysis Services, LLC
123.     Lakewood Dialysis Services, LLC
124.     RCG Arlington Heights, LLC
125.     Maumee Dialysis Services, LLC
126.     Renal Dimensions, LLC
127.     Arizona Renal Investments, LLC
128.     Renal Care Group of the Rockies, LLC
129.     Columbus Area Renal Alliance, LLC
130.     RCG Bloomington, LLC
131.     RCG Houston, LLP
132.     Renal Care Group Texas, LP
133.     RCG East Texas, LLP
134.     RCG Robstown, LLP
135.     Renal Care Group Southwest Michigan, LLC
136.     Renal Care Group Westlake, LLC
137.     Renal Care Group Buffalo Grove, LLC
138.     RCG North Platte, LLC
139.     RCG Irving, LLP
140.     Lorain County Renal Care Group, LLC
141.     Renal Care Group Schaumburg, LLC
142.     RCG Southern New Jersey, LLC
143.     RCG Grand Island, LLC
144.     Dialysis Services of Southeast Alaska, LLC
145.     Dialysis Specialists of Northeast Ohio, Ltd.
146.     Renal Care Group of the Ozarks, LLC
147.     RCG Pensacola, LLC
148.     Renal Care Group Newport, LLC
149.     Whiting Dialysis Services, LLC
150.     RCG Mercy Des Moines, LLC
151.     Prescott Renal Care Group, LLC
152.     Renal Care Group Galleria, LLC
153.     Renal Care Gainesville, LLC
154.     Dialysis Associates, LLC
155.     Dialysis Associates Medical Supply, LLC
156.     National Nephrology Associates of Texas, L.P.
157.     NNA of Louisiana, LLC
158.     NNA of Oklahoma, LLC
159.     NNA of Paducah, LLC
160.     NNA of Memphis, LLC
161.     NNA of East Orange, L.L.C.
162.     NNA of Harrison, L.L.C.
163.     NNA of Newark, L.L.C.
164.     NNA -- Saint Barnabas, L.L.C.
165.     NNA -- Saint Barnabas-Livingston, L.L.C.
166.     NNA of Elizabeth L.L.C.
167.     NNA of Florida, L.L.C.
168.     NNA of Ada, L.L.C.
169.     Doylestown Acute Renal Services, L.L.C.


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170.     RenalPartners of Indiana, LLC
171.     RenalPartners of Arizona, LLC
172.     RenalPartners of the Rockies, LLC
173.     Apheresis Care Group, Inc.
174.     Douglas County Dialysis, LLC
175.     Covington Dialysis Center, LLC
176.     Stone Mountain Dialysis Center, LLC
177.     Smyrna Dialysis Center, LLC
178.     Clayton County Dialysis, LLC
179.     Norcross Dialysis Center, LLC
180.     Henry Dialysis Center, LLC
181.     Holton Dialysis Clinic, LLC
182.     Cobb County Dialysis, LLC
183.     Cartersville Dialysis Center, LLC
184.     Clermont Dialysis Center, LLC
185.     Brevard County Dialysis, LLC
186.     Naples Dialysis Center, LLC
187.     West Palm Dialysis, LLC
188.     Renal Care Group Tampa, LLC
189.     Renal Care Group South Tampa, LLC
190.     Renal Care Group Terre Haute, LLC
191.     Columbus Renal Care Group, LLC
192.     Renal Care Group Gainesville East, LLC
193.     Renal Care Group Chicago, LLC
194.     Renal Care Group Wasilla, LLC
195.     Lithonia-Rockdale Dialysis, LLC
196.     Renal Care Group Charlotte, LLC
197.     North Gwinnett Dialysis, LLC
198.     College Park Dialysis, LLC
199.     Renal Care Group Canton, LLC
200.     Renal Care Group Lansing, LLC
201.     Renal Care Group Chicago Uptown, LLC
202.     Renal Care Group Las Vegas, LLC
203.     Renal Care Group Maplewood, LLC
204.     Renal Care Group Toledo, LLC
205.     Renal Care Group Nacogdoches, LLP